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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  November 14, 1994

                         Commission file number   1-41

                                  SAFEWAY INC.

             (Exact name of registrant as specified in its charter)

                      DELAWARE                                   94-3019135
  (State or other jurisdiction of incorporation or           (I.R.S. Employer
                  organization)                              Identification No.)


          FOURTH AND JACKSON STREETS
              OAKLAND, CALIFORNIA                                   94660
  (Address of principal executive offices)                        (Zip Code)

                                (510) 891-3000
             (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report.)

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                                  SAFEWAY INC.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)    The following exhibits are filed as part of this Report:

                 12.1  Computation of Ratio of Earnings to Fixed Charges





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SAFEWAY INC.
                                  ------------
                                   REGISTRANT



Date:  November 14, 1994                By:  /s/ F. J. DALE
                                             --------------------
                                             F. J. Dale
                                             Group Vice President
                                             Finance





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                                                                   EXHIBIT 12.1
                                 SAFEWAY INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in millions)


                                                   36 Weeks Ended
                                               -----------------------
                                               Sept. 10,     Sept. 11,
                                                 1994           1993      1993         1992        1991        1990         1989
                                               ---------     ---------    -----        ----        ----        ----         ----
Income before income taxes,
      extraordinary loss and cumulative
      effect of accounting changes            $ 283.7       $ 134.1     $ 216.3      $ 197.4      $ 166.2      $ 194.7   $  94.0

Add interest expense                            156.6         187.9       265.5        290.4        355.4        384.1     382.8

Add interest on rental expense(a)                60.2          63.0        88.0         88.0         83.0         82.0      74.0

Equity in (earnings) loss of unconsolidated
      affiliates                                (22.8)        (35.7)      (33.5)       (39.1)       (45.8)       (25.5)      4.0

Less gain on common stock offering by
      unconsolidated affiliate                      -             -           -            -        (27.4)           -         -

Add minority interest in subsidiary               1.9           1.4         3.5          1.7          1.3          1.4       1.2
                                              -------       -------     -------      -------      -------      -------   -------
      Earnings                                $ 479.6       $ 350.7     $ 539.8      $ 538.4      $ 532.7      $ 636.7   $ 556.0
                                              =======       =======     =======      =======      =======      =======   =======


Interest expense                              $ 156.6       $ 187.9     $ 265.5      $ 290.4      $ 355.4      $ 384.1   $ 382.8

Add capitalized interest                          2.0           2.6         4.2          8.0         10.6          3.3       1.4

Add interest on rental expense(a)                60.2          63.0        88.0         88.0         83.0         82.0      74.0
                                              -------       -------     -------      -------      -------      -------   -------
      Fixed charges                           $ 218.8       $ 253.5     $ 357.7      $ 386.4      $ 449.0      $ 469.4   $ 458.2
                                              =======       =======     =======      =======      =======      =======   =======
      Ratio of earnings to fixed charges         2.19          1.38 (b)    1.51(b)      1.39         1.19(c)      1.36      1.21
                                              =======       =======     =======      =======      =======      =======   =======


(a) Based on a 10% discount factor on the estimated present value of future operating lease payments.

(b) Safeway's ratios of earning to fixed charges during 1993 were adversely affected by a $54.9 million charge to operating and administrative expense for severance payments made to retail employees in the Alberta, Canada division as part of a voluntary employee buyout. Excluding this charge, the ratios of earnings to fixed charges in 1993 were 1.60 for the 36 weeks ended September 11, 1993, and 1.66 for the 52 weeks ended January 1, 1994.

(c) Safeway's ratio of earnings to fixed charges for 1991 was adversely affected by a $115 million charge to operating profit in connection with the bankruptcy of AppleTree Markets, Inc. ("AppleTree"). The $115 million charge was an estimate of the eventual net lease and related cash payments which Safeway expected to make over a period of up to 16 years in connection with any liability Safeway may have on the leases assigned to AppleTree as part of the sale of the Company' former Houston division. Excluding this charge, the ratio of earnings to fixed charges for 1991 would have been 1.44.


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